INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the “Agreement”) is made as of November 30, 2015, and effective as of 11:59 p.m., New York time, on November 30, 2015, by and between Calpian, Inc., a Texas corporation, and Calpian Commerce, Inc., a Texas corporation (collectively, the “Assignor”), and eVance Processing Inc., a Delaware Corporation (“Assignee”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings as set forth in that certain Asset Purchase Agreement dated November 30, 2015, and effective as of 11:59 p.m., New York time, on November 30, 2015 (the “Asset Purchase Agreement”), by and among Assignor and Assignee.
RECITALS
WHEREAS, pursuant to the Asset Purchase Agreement, Assignor agreed to sell, transfer, convey, assign and deliver to Assignee all of Assignor’s right, title and interest in all of Seller’s Intellectual Property, including but not limited to its Registered IP and its IP Claims, as each term is defined in the Asset Purchase Agreement, remedies against past, present, and future infringements thereof, and rights to protection of past, present, and future interests therein under the laws of all jurisdictions (collectively, the “IP Rights”);
WHEREAS, Assignee wishes to acquire, and Assignor wishes to transfer all right, title and interest in and to the IP Rights, including all rights to sue and recover for past infringement or wrongful use thereof everywhere in the world;
NOW, THEREFORE, in consideration of the forgoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.
1.Assignor hereby sells, assigns, transfers and sets over to Assignee all rights, title and interest in and to all of Sellers’ Intellectual Property including, but not limited to the IP Rights in accordance with the Asset Purchase Agreement, and with any and all renewals and extensions of registrations for the IP Rights that may be secured under any applicable law now or hereafter in effect.
2.Assignor hereby agrees to provide to Assignee, its successors, assigns or other legal representatives, all necessary cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths and other documentation, and the delivery of any and all samples, exhibits, specimens and the like in the control of Assignor):
(a)in the preparation and prosecution of any applications for registration or any applications for renewal of registrations covering the IP Rights; and
(b)in the implementation or perfection of this Agreement.
3.Assignor hereby agrees to cooperate as necessary for Assignee to make any and all required filings to effectuate the transfer of the IP Rights.
4.This Agreement is being delivered in connection with and subject to the Asset Purchase Agreement and to the extent of any conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

IN WITNESS WHEREOF, the undersigned certifies that he is a duly authorized signatory of Assignor with authority to execute this Agreement on Assignor’s behalf, as of the date first set forth above.
ASSIGNOR:

CALPIAN, INC.
Name: Harold Montgomery
Title: Chief Executive Officer

CALPIAN COMMERCE, INC.
Name: Harold Montgomery
Title: Chief Executive Officer

STATE OF _________________

COUNTY OF _______________

On this ____ day of November 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Harold Montgomery personally known to me or proved to me on the basis of satisfactory evidence to be the Individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed this instrument.

__________________________
(Signature of Notary Public)

(NOTARY SEAL)    __________________________
(Name of Notary Typed, Printed, or Stamped)